UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): March 15, 2011

Total Nutraceutical Solutions, Inc.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-53493

Nevada	26-0561199
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 Columbia Street Stevenson, Washington	98648
(Address of principal executive offices)	(Zip Code)

(509) 427-5132
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 15, 2011, Total Nutraceutical Solutions, Inc. (“TNS”) entered into two lease agreements with Sherwood Venture LLC for premises located at 14889 S.W. Tualatin-Sherwood Road #205, Sherwood, Oregon 97140, with both leases terminating on May 31, 2012.  The first lease for Suite 206 includes 1,760 square feet of office and warehouse space for a rental of $875.00 per month.  The second lease for suite 206 includes an additional 1,760 square feet of office and warehouse space for a rental of $1,075.00 per month.   These two new leases replace the lease agreement that TNS entered into on May 5, 2010 with Sherwood Venture LLC for 3,136 square feet of office and warehouse space located at 14991 S.W. Tualatin-Sherwood Road #205, Sherwood, Oregon 97140 and 14889 S.W. Tualatin-Sherwood Road #403 for a monthly rent of $1,750.  With the two new leases, TNS will pay an aggregate of $1,950 per month for 3,520 square feet.

Item 9.01.	Exhibits. Financial Statements and Exhibits

(c)	Exhibits

10.1

Lease Agreement (Suite 205) between Total Nutraceutical Solutions, Inc. and Sherwood Venture LLC dated March 15, 2011.

10.2

Lease Agreement (Suite 206) between Total Nutraceutical Solutions, Inc. and Sherwood Venture LLC dated March 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL NUTRACEUTICAL SOLUTIONS, INC. (Registrant)

Date: April 6, 2011	By:	/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D. President and CEO